UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2024

BJ'S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue, Suite 300
Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

(714) 500-2400

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2024 (the “Effective Date”), BJ’s Restaurants, Inc. (the “Company”) announced that its Board of Directors (the “Board”) approved the appointment of Lyle D. Tick as the President and Chief Concept Officer of the Company effective on September 9, 2024.

Mr. Tick served as President and Chief Executive Officer of OTB Acquisition, LLC, the owner of On the Border Mexican Grill & Cantina restaurants, from December 2023 to August 2024. Prior to that, Mr. Tick served as Brand President of Buffalo Wild Wings (Inspire Brands family of restaurants) from 2018 to 2023. He previously served as Managing Director, Boots Retail USA for Walgreens Boots Alliance beauty brands business in the Americas from 2015 to 2018, and as Vice President Category Director, Vodkas, North America and Senior Global Category Director at Bacardi from 2011 to 2015. Prior to joining Bacardi, Mr. Tick worked within several marketing and advertising agencies, including as Chief Growth Officer at J. Walter Thompson, co-President at Gotham, and various positions at McGarryBowen.

On August 23, 2024, the Company entered into a letter agreement with Mr. Tick pursuant to which he was appointed as the Company’s President and Chief Concept Officer effective September 9, 2024 (the “Letter Agreement”). The following is a brief summary of the material terms of the Letter Agreement, which is qualified in its entirety by the terms of the Letter Agreement, which is attached hereto and incorporated herein as Exhibit 10.2.

Term.  The term of employment will commence on September 9, 2024, and terminate on December 31, 2028 (unless earlier terminated in accordance with the terms of the Letter Agreement). The Letter Agreement provides for automatic renewals for additional one-year terms unless either party gives notice of its intention not to extend at least six months prior to the scheduled termination date.

Base Salary.  Base salary shall be $600,000 per year. In the event that Mr. Tick is appointed as the Company’s Chief Executive Officer (“CEO”), his base salary will increase to $800,000.

Bonus Opportunity.  Annual Bonus opportunity target shall be no less than 70% of Mr. Tick’s base salary, which will increase to 100% of his base salary in the event he is appointed as the Company’s CEO.

Relocation Expenses.  Mr. Tick will be provided a monthly housing allowance of $7,500 until the sooner of his appointment as CEO, termination of his employment, or December 31, 2025. In addition, Mr. Tick will be reimbursed for reasonable travel expenses between Southern California and his pre-hire residence until his family’s relocation.

Additional Benefits.  Mr. Tick shall receive perquisites consistent with those offered in his role as an executive officer of the Company, including the use of a company automobile or automobile allowance of up to $1,500 per month, and reimbursement of up to $15,000 of his legal fees incurred in connection with negotiation and documentation of the Letter Agreement.

Signing Bonus and Initial Equity Grant.  Mr. Tick will receive a $200,000 signing bonus following his start date as an employee of the Company. In addition, Mr. Tick will receive an initial equity grant having a grant date fair market value of $600,000 (the “New Hire Grant”). The New Hire Grant will vest in three annual installments beginning on October 15, 2025, and will be divided equally between restricted stock units and non-qualified stock options. In the event Mr. Tick is terminated by the Company without “Cause” (as defined in the Letter Agreement) or resigns for “Good Reason” (as defined in the Letter Agreement), the New Hire Grant will vest in full.

Annual Equity Grants.  Equity grants will be made at the discretion of the Board of Directors under the Company’s 2024 Equity Incentive Plan, as amended (together with any successor or replacement equity incentive plans, the “Plan”). The Company agreed that Mr. Tick’s annual long-term equity incentive grant for 2025 will have a grant date fair market value of $600,000 ($1,000,000 if Mr. Tick is appointed as CEO on or prior to January 15, 2025) and consist of a combination of non-qualified stock options, restricted stock units and performance units, which will be allocated equally among such awards and be subject to such vesting annually over three years (other than with respect to performance units which shall be subject to three year “cliff vesting”). If Mr. Tick is appointed as CEO after January 15, 2025, and before December 31, 2025, he will receive a supplemental equity grant having a grant date fair market value of $400,000 which will consist of one-half non-qualified stock options and one-half restricted stock units.

Termination; Severance; Change of Control.  The Company may terminate Mr. Tick’s employment at any time. In the event of termination by the Company without “Cause” (for reasons other than death or disability) or resignation by Mr. Tick for “Good Reason” (which includes any failure by the Company to appoint Mr. Tick as CEO by January 14, 2026), Mr. Tick shall be entitled to receive the following: (i) any earned but unpaid Annual Bonus and performance-based equity for the fiscal year ending immediately before the year of termination of employment, (ii) cash payments equal to 100% of his then current base salary (150% in the event he is serving as CEO at the time of termination), payable over 12 months (18 months in the event he is serving as CEO at the time of termination), (iii) in the event he is serving as CEO at the time of termination, a lump sum cash payment equal to the lesser of the prior fiscal year annual bonus paid or payable to Executive or 100% of the target Bonus for the fiscal year of termination (prorated in either case based on the number of days elapsed in the fiscal year of termination); (iv) immediate vesting of any unvested equity-based awards to the extent such awards would have become vested had Mr. Tick remained in continuous service with the Company for 90 days after termination, and (v) unless and until he is covered under another group health insurance plan, continuation of health insurance coverage for the lesser of 18 months or the maximum COBRA period.

In the alternative, if Mr. Tick is terminated without “Cause” (for reasons other than death or Disability) or resigns for “Good Reason” during the 90 days prior to or the 12 months following a Change of Control (as such term is defined in the Plan), Mr. Tick shall be entitled to receive the following: (i) any earned but unpaid annual Bonus and performance-based equity for the fiscal year ending immediately before the year of termination of employment and (ii) a lump sum cash payment equal to 150% of his then current base salary (200% in the event he is serving as CEO at the time of termination), (iii) a lump sum cash payment equal to the lesser of his prior fiscal year Bonus or 100% of the target Bonus for the fiscal year of termination, (iv) to the extent vesting is not automatically accelerated under the terms of the Plan, immediate 100% vesting of any equity, including vesting of any performance-based equity as if 100% of the target performance goals for the fiscal year of termination of employment had been achieved, and (v) unless and until he is covered under another group health insurance plan, continuation of health insurance coverage for the lesser of 18 months or the maximum COBRA period.

Board Seat.  The Company and the Board will take all reasonable action within their control to cause Mr. Tick to be named to the Board promptly following any appointment of Mr. Tick as CEO and, at all times while he is serving in such capacity, (i) to be nominated for election to the Board at each annual meeting of Shareholders and (ii) if elected, to remain on the Board.

Covenants.  The Letter Agreement contains customary confidentiality, non-solicitation, and non-disparagement provisions.

The description of the Letter Agreement in this Item 5.02 is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Tick and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. Mr. Tick has not engaged in any transaction with the Company during the last fiscal year, and does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release, dated September 3, 2024, relating to the matters described in Item 5.02 above, is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liability of that section, and shall not be incorporated by reference into any other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated August 23, 2024, between Lyle Tick and the Company
99.1	Press Release dated September 3, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BJ'S RESTAURANTS, INC.
(Registrant)

Date: September 3, 2024	By:	/s/ KENDRA D. MILLER
Kendra Miller
Executive Vice President and General Counsel